Exhibit 10.1
AGREEMENT AND AMENDMENT NO. 2
     THIS AGREEMENT AND AMENDMENT NO. 2 (this “Amendment”) is made as of July 28, 2010 by and among TIMEPAYMENT CORP., a Delaware corporation (the “Borrower”), SOVEREIGN BANK, as a Lender and as agent, and the other Lenders party hereto.
     WHEREAS, certain of the parties hereto are parties to a certain Amended and Restated Credit Agreement, dated as of July 9, 2008, as previously amended (as amended, supplemented, or restated from time to time, the “Credit Agreement”); terms defined in the Credit Agreement are used herein with the same meanings;
     WHEREAS, the Borrower has requested that the Maturity Date under the Credit Agreement be extended and that the Lenders make certain other amendments to the Credit Agreement, and the Lenders are willing to do so on the terms and conditions hereafter set forth;
     WHEREAS, TD Bank N.A., a party to the Credit Agreement, wishes to assign its entire Commitment to Berkshire Bank and Sovereign Bank pursuant to an Assignment and Joinder Agreement (the “Assignment”) dated as of the date hereof; and
     WHEREAS, simultaneously with the execution of this Amendment, Berkshire Bank is becoming a Lender under the Credit Agreement.
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
     1. Amendments to the Credit Agreement.
          (a) The defined terms “Interest Period”, “Majority Lenders”, “Maturity Date”, “Special Purpose Subsidiary” and “Total Commitment” set forth in Section 1.1 of the Credit Agreement are hereby amended and restated to read in their entirety as follows:
     “Interest Period. With respect to each LIBOR Loan, the period commencing on the date of the making or continuation of or conversion to such LIBOR Loan and ending one (1), two (2), three (3) or six (6) months thereafter, as the Borrower may elect in the applicable Notice of Borrowing or Conversion; provided that:
     (i) any Interest Period (other than an Interest Period determined pursuant to clause (iii) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;
     (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Business Day of a calendar month;

     (iii) no Interest Period shall end after the Maturity Date; and
     (iv) notwithstanding clause (iii) above, no Interest Period shall have a duration of less than one month, and if any Interest Period applicable to a Loan would be for a shorter period, such Interest Period shall not be available hereunder.
     Maturity Date. August 2, 2013.
     Majority Lenders. As of any date, three (3) or more Lenders holding more than fifty one percent (51%) of the aggregate outstanding principal amount of Loans on such date; and if no such principal is outstanding, three (3) or more Lenders holding more than fifty one percent (51%) of the total Commitments.
     Special Purpose Subsidiary. A Subsidiary of the Parent or any of its Subsidiaries, including the Borrower, that is a special purpose corporation organized in connection with a securitization and/or sale and financing of Leases and related Equipment and Receivables of the Borrower or either Guarantor, none of the assets of which constitutes any part of the Collateral after giving effect to the release of the Lenders’ Encumbrances on Collateral contemplated by Section 9 of the Borrower Security Agreement.
     Total Commitment. The sum of the Commitments of the Lenders as in effect from time to time, which as of the Closing Date shall be $100,000,000 and which may be any lesser amount, including zero, resulting from a termination or reduction of such amount in accordance with Sections 2.1 and 8.2, and which amount may be increased in accordance with section 2.1(f).”
          (b) Section 1.1 of the Credit Agreement is hereby amended to add the following new definitions, to be inserted in the appropriate place in alphabetical order:
     “Conversion Term Loan. See Section 2.7(e).
     “Conversion Term Loan Maturity Date. February 2, 2014.”
          (c) Section 2.1(f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     “(f) The Total Commitment may be increased as provided in this Section 2.1(f) if such proposed increase is approved in advance by the Agent in its sole discretion and if the other conditions set forth below are satisfied:
     (i) The Borrower may (A) request any of one or more of the Lenders to increase the amount of its Commitment (which request shall be in writing and sent to the Agent to forward to such Lender) and/or (B) request the Agent to use its commercially reasonable efforts to arrange for any of one or more banks or financial institutions not a party hereto (a “New Lender”) to become a party to and a Lender under this Agreement, provided that in no event shall the amount of the Total Commitment as increased pursuant to this Section 2.1(f) exceed $120,000,000, and provided, further, that the identification and arrangement of any New Lender to become a party hereto and a Lender under this Agreement shall be made by the Agent after consultation with the Borrower. In no event may any Lender’s Commitment be increased without the prior written consent of such Lender, and the failure of any Lender to respond to the Borrower’s request for an increase within fifteen Business Days after written notice thereof shall be deemed a rejection by such Lender of the Borrower’s request. The Total Commitment may not be increased if, at the time of any proposed increase hereunder, a Default has occurred and is continuing. Any request by the Borrower to increase the Total Commitment shall be deemed to be a representation and warranty on and as of the date of such request and giving effect to such increase that no Default has occurred and is continuing. Notwithstanding anything contained in this Agreement to the contrary, no Lender shall have any obligation whatsoever to increase the amount of its Commitment, and each Lender may at its option, unconditionally and without cause, decline to increase its Commitment.”
          (d) Section 2.5(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(a) Each Revolving Credit Loan which is a Base Rate Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Base Rate plus one and one quarter percent (1.25%) per annum, and the Conversion Term Loan, if it is a Base Rate Loan, shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Base Rate plus one and three quarters percent (1.75%) per annum, which rates shall change contemporaneously with any change in the Base Rate. Such interest shall be payable monthly in arrears on the first Business Day of each month.”
          (e) Section 2.5(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(b) Each Revolving Credit Loan which is a LIBOR Loan shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the LIBOR Rate plus three and one quarter percent (3.25%) per annum, and the Conversion Term Loan, if it is a LIBOR Loan, shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the LIBOR Rate plus three and three quarters percent (3.75%) per annum. Such interest shall be payable monthly in arrears on the first Business Day of each month.
          (f) Section 2.6(b) is hereby amended and restated in its entirety to read as follows:
“(b) [Intentionally Omitted].”

          (g) Section 2.7 of the Credit Agreement is hereby amended to add the following new subparagraph (e) at the end thereof:
“(e) If, prior to 30 days before the Maturity Date, the Lenders shall not have offered to extend such date and if no Default shall have occurred and be continuing, then at the option of the Borrower the unpaid principal balance of the Revolving Credit Loans shall be converted into a term loan (the “Conversion Term Loan”) which shall be payable in five (5) consecutive monthly installments each equal to 1/36th of the original principal amount of the Conversion Term Loan, payable on the first Business Day of each calendar month, commencing with the first day of the month following the Maturity Date, with the unpaid principal balance of the Conversion Term Loan, together with all unpaid interest thereon and all fees and other amounts due with respect thereto, due and payable in full on the Conversion Term Loan Maturity Date. If, prior to 30 days before the Maturity Date, the Lenders shall have offered to extend the Maturity Date but the Borrower shall not have agreed to such extension or if any Default shall have occurred and be continuing on such date, then notwithstanding the existence of any LIBOR Loan and notwithstanding any other provision of the Loan Documents, the Borrower shall pay in full on the Maturity Date the unpaid principal balance of the Revolving Credit Loans, together with all unpaid interest thereon and all fees and other amounts due with respect thereto.”
     (h) Section 5.5 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     5.5 Inspection. The Borrower shall permit the Agent, any Lender and their designees, at any reasonable time and at reasonable intervals of time, and upon reasonable notice (or if a Default shall have occurred and is continuing, at any time and without prior notice), to (i) visit and inspect the properties of the Borrower and its Subsidiaries, (ii) examine and make copies of and take abstracts from the books and records of the Borrower and its Subsidiaries, and (iii) discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with their appropriate officers, employees and independent accountants, all at the reasonable expense of the Borrower; provided that unless an Event of Default has occurred and is continuing (x) such inspections and visits will not exceed three (3) times per year, (y) the reimbursable expenses payable by the Borrower under this Section 5.5 shall be limited to those incurred by the Agent, and (z) such reimbursable expenses shall not exceed exam fees of $850 per examiner per exam day, plus out-of-pocket expenses. Without limiting the generality of the foregoing, the Borrower will permit periodic reviews (as determined by the Agent) of the books and records of the Borrower and its Subsidiaries to be carried out at the Borrower’s expense by commercial finance examiners (whether employed by the Agent or by third parties) designated by the Agent. The Borrower shall also permit the

Agent to arrange for verification of Eligible Lease Receivables, under reasonable procedures, directly with any account debtors or by other methods. The Agent will make commercially reasonable efforts to minimize its examination expenses under this Section 5.5.”
     (i) Section VI of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“SECTION VI
FINANCIAL COVENANTS
     The Borrower covenants that so long as any Loan or other Obligation remains outstanding or the Lenders have any obligation to make any Loan hereunder:
     6.1 Interest Coverage. The Borrower shall not permit the ratio of Consolidated EBIT to Consolidated Interest Expense for any fiscal quarter (taken as a single quarter) to be less than 1.40:1.00 as of the end of any such fiscal quarter.
     6.2 Consolidated Tangible Capital Base. The Borrower shall not permit Consolidated Tangible Capital Base at any time to be less than (a) $60,696,000 as of June 30, 2010 and (b) during each fiscal quarter ending after June 30, 2010, an amount equal to (i) the amount of Consolidated Tangible Capital Base required to be maintained as of the end of the preceding fiscal quarter, plus (ii) the greater of (x) fifty percent (50%) of Consolidated Net Income for the current fiscal quarter being measured, and (y) one hundred percent (100%) of equity capital received by the Parent during the current fiscal quarter being measured (for purposes of this clause (ii), only positive Consolidated Net Income shall be included and any net losses shall be disregarded).
     6.3 Leverage Ratio. The Borrower shall not permit the Leverage Ratio at any time to exceed 4:00 to 1.00.
     6.4 Asset Quality. The Borrower shall not at any time permit the amount of Receivables over 90 days past due to exceed 18.75% of Gross Lease Installments.”
          (j) Section 7.4 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
     “7.4 Merger; Sale or Lease of Assets; Liquidation. Neither the Borrower nor any of its Subsidiaries shall liquidate, merge or consolidate into or with any other person or entity, or sell, lease or otherwise dispose of any assets or properties, other than
          (a) the disposition of scrap, waste and obsolete or unusable items and Qualified Investments, in each case in the ordinary course of business;
          (b) Permitted Acquisitions;

          (c) sales of Leases and related Equipment and Receivables to a Special Purpose Subsidiary if all of the following conditions are satisfied:
     (i) the Borrower shall have given written notice to the Agent at least thirty (30) days prior to such sale;
     (ii) immediately prior to such sale and after giving effect thereto no Default shall have occurred and be continuing;
     (iii) the credit quality of the Eligible Receivables after giving effect to such sale shall be at least as good as before giving effect to such sale as determined by the Agent, including, without limitation, by reference to the Credit Scoring System;
     (iv) copies of all documents relating to such sale and any other documents or information (financial or otherwise) reasonably requested by the Agent shall have been delivered to the Agent as and when requested;
     (v) one hundred percent (100%) of the proceeds of any such sale shall be applied to the repayment of the Obligations; and
     (vi) all such sales shall be without recourse to the Borrower and its Subsidiaries.”
     (k) Section 11.11 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
     “11.11 Entire Agreement, Etc. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby and supersede all prior agreements (including the outline of general terms of the financing arrangement dated April 4, 2007 between Agent and the Borrower) with respect to the subject matter hereof, except for the letter agreement dated July 28, 2010, between the Borrower and the Agent with respect to fees payable to the Agent, which letter agreement shall continue in full force and effect and shall not be superseded by any of the Loan Documents.”
     (l) Schedule 1 of the Credit Agreement is hereby amended and restated to read in its entirety as Schedule 1 attached to this Amendment.
     2. Effective Date. This Amendment shall become effective as of the date first set forth upon satisfaction of the following conditions:
          (a) the Agent shall have received the following agreements, documents, certificates and opinions in form and substance satisfactory to the Agent and duly executed and delivered to the parties thereto:
     (i) this Amendment;

          (ii) The Notes, substantially in the form of Exhibit A to the Credit Agreement;
          (iii) reaffirmation of the Pledge Agreement, and reaffirmations of the Affiliate Guarantees;
          (iv) A certificate of the Secretary or an Assistant Secretary of the Borrower and each Guarantor with respect to resolutions of the Board of Directors authorizing the execution and delivery of the Loan Documents to which such Person is a party and identifying the officer(s) authorized to execute, deliver and take all other actions required the Loan Documents to which such Person is a party, and providing specimen signatures of such officers;
          (v) To the extent modified since July 9, 2008, the Certificate of Incorporation of the Borrower and each Guarantor and all amendments and supplements thereto, as filed in the office of the Secretary of State of such Person’s jurisdiction of incorporation, certified by said Secretary of State as being a true and correct copy thereof, or, if not so modified, a certificate of the Secretary or Assistant Secretary of such Person certifying to such effect;
          (vi) To the extent modified since July 9, 2008, the Bylaws of the Borrower and each Guarantor and all amendments and supplements thereto, certified by the Secretary or an Assistant Secretary of such Person as being a true and correct copy thereof, or, if not so modified, a certificate of the Secretary or Assistant Secretary of such Person certifying to such effect;
          (vii) A certificate of the Secretary of State of the Borrower’s and each Guarantor’s jurisdiction of incorporation as to legal existence and good standing of such Person in such state;
          (viii) An opinion addressed to the Lenders from Edwards Angell Palmer & Dodge LLP, counsel to the Borrower;
          (ix) A certificate of a Responsible Officer of the Borrower as to the solvency of the Borrower, the accuracy of the Borrower’s representations and warranties, the satisfaction of the conditions contained in this Section 2 and such other matters as the Agent may request; and
          (x) Such other documents, agreements, instruments, opinions and certificates and completion of such other matters, as the Agent may reasonably deem necessary or appropriate.
          (b) No litigation, arbitration, proceeding or investigation shall be pending or threatened which questions the validity or legality of the transactions contemplated by any Loan Document or seeks a restraining order, injunction or damages in connection therewith, or which, in the judgment of the Agent, might adversely affect the transactions contemplated hereby or might have a Material Adverse Effect.
          (c) The Borrower shall have paid to the Agent all fees to be paid (including pursuant to Section 2.6(c) of the Credit Agreement) on or prior to the date hereof.
          (d) As of the date hereof, the lesser of (i) the Borrowing Base and (ii) the Total Commitment exceed Total Outstandings by at least $10,000,000.
     3. Representations. The Borrower represents and warrants to the Agent and the Lenders as follows:
          (a) the representations and warranties contained in Section IV of the Credit Agreement are true and correct in all material respects on and as of the date hereof except to the extent that such representations and warranties expressly relate to an earlier date;
          (b) no Default has occurred and is continuing; and
          (c) the resolutions referred to in Section 3.1(a)(viii) of the Credit Agreement remain in full force and effect.
     4. General. The amendments to the Credit Agreement contained herein are limited as provided herein and do not extend to any other provisions of the Credit Agreement not specified herein or to any other matter. The Credit Agreement is ratified and confirmed and shall continue in full force and effect as amended hereby. This Amendment may be executed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.
[The Remainder of This Page Remains Blank]

     IN WITNESS WHEREOF, this Agreement and Amendment No. 2 has been executed as a sealed instrument as of the date first set forth above.

TIMEPAYMENT CORP.		SOVEREIGN BANK, Individually and as Agent
By:	/s/ Richard F. Latour	By:	/s/ Jeffrey G. Millman

	Name: Richard F. Latour		Name: Jeffrey G. Millman
	Title: President		Title: Senior Vice President

BERKSHIRE BANK
By:	/s/ Paul F. Flynn, Jr.
	Name:	Paul F. Flynn, Jr.
	Title:	Senior Vice President

COMMERCE BANK & TRUST COMPANY
By:	/s/ David J. Costello
	Name:	David J. Costello
	Title:	Senior Vice President

DANVERSBANK
By:	/s/ Mary E. McLemore
	Name:	Mary E. McLemore
	Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ Evan M. Israelson
	Name:	Evan M. Israelson
	Title:	Authorized Signatory
[Signature Page – Agreement and Amendment No. 2]

SCHEDULE I
COMMITMENTS OF THE LENDERS

Lender	Commitment	Commitment Percentage
Sovereign Bank	$25,000,000	25%

Wells Fargo Bank, N.A. 300 Commercial Street Boston, MA 02109 Attn: Evan M. Israelson Fax: (617) 248-8922	$25,000,000	25%

Danversbank One Conant Street Danvers, MA 01923 Attn: Mary E. McLemore Fax: (978) 774-7893	$20,000,000	20%

Berkshire Bank 150 Presidential Way, Suite 210 Woburn, MA 01801 Attn: C. Lee Willingham Fax: (781) 933-0409	$15,000,000	15%

Commerce Bank & Trust Company 386 Main Street Worcester, MA 01608 Attn: David J. Costello Fax: (508) 797-6933	$15,000,000	15%

Total:	$100,000,000	100%